Exhibit 99.1

Press Release

AuthenTec Reports Second Quarter 2010 Financial Results

MELBOURNE, Fla., July 29, 2010 -- AuthenTec (NASDAQ:AUTH), a leading provider of security, identity management and touch control solutions, today reported financial results for the second quarter 2010 ended July 2, 2010.

Highlights:

•	Second quarter consolidated revenue of $10.7 million, up 27 percent year over year

•	Wireless revenues increased over 100 percent above year-ago quarter and 28 percent sequentially

•	Recently acquired Embedded Security Solutions business was non-GAAP accretive in second quarter

•	Announced smart sensor design wins for multiple new mobile phones, PCs and PNDs

Revenue for the second quarter of 2010 was $10.7 million, which was within the Company’s previously provided guidance, and reflects an increase of 27 percent over the year-ago period and 17 percent sequentially.  The second quarter revenue included $2.8 million from Embedded Security Solutions (ESS) and $7.9 million from Smart Sensor Solutions (SSS).  This compares to $0.9 million of ESS revenue from one month of sales during the first quarter of 2010 and $8.2 million of SSS sales.

GAAP Results:

Under Generally Accepted Accounting Principles (GAAP), consolidated net loss for the second quarter of 2010 was $3.9 million, or $0.13 per diluted share.  This represents an improvement from a GAAP net loss of $5.8 million, or $0.20 per diluted share, in the second quarter of 2009 and a GAAP net loss of $4.7 million, or $0.16 per diluted share, in the first quarter of 2010.

GAAP gross margin in the second quarter improved to 51.4 percent, compared to 46.0 percent in the second quarter of 2009 and 48.5 percent in the first quarter of 2010.  Total operating expenses on a GAAP basis were $10.1 million, compared to $9.7 million in the second quarter of 2009 and $9.2 million in the first quarter of 2010.  Operating expenses included $0.6 million for legal and acquisition costs related to completing the ESS acquisition along with other M&A-related activities and $0.4 million for costs related to a reduction in workforce primarily in Europe.  These items were partially offset by $0.7 million of other income related to a reduction of liability for a potential earn out payment related to the ESS purchase.   A reconciliation of GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

Non-GAAP Results:

On a non-GAAP basis, consolidated net loss for the second quarter of 2010 was $2.5 million, or $0.08 per diluted share, which compares to previous guidance of a loss of $0.06 to $0.10 per share.  Non-GAAP results exclude certain legal and other costs including those associated with the Embedded Security acquisition and the UPEK proxy action, along with stock-based compensation and amortization of acquired intangible assets.  The second quarter loss compares with a non-GAAP net loss of $2.2 million, or $0.08 per diluted share, in the second quarter of 2009, and non-GAAP loss of $2.4 million, or $0.08 per diluted share, in the first quarter of 2010.

Non-GAAP gross margin in the second quarter was 54.6 percent, up 770 basis points from the 46.9 percent in the second quarter of 2009 and compares to 50.2 percent in the first quarter of 2010.  The increase in gross margin was primarily due to the full quarter revenue contribution from ESS, which has a substantially higher margin than SSS, partially offset by higher inventory provisions in the Smart Sensor business during the quarter.

Total operating expenses on a non-GAAP basis were $8.3 million, compared to $6.2 million in the second quarter of 2009 and $7.1 million in the first quarter of 2010.  Operating expenses increased due to the inclusion of a full quarter of operating expenses from Embedded Security, partially offset by lower expenses in the SSS business.

AuthenTec ended the second quarter of 2010 with $43.2 million in cash and investments, compared to $45.3 million in cash and investments at the end of the first quarter of 2010.

Business Update:

“During the second quarter, we successfully completed the integration of ESS and its complementary portfolio of TrueProtect™ products and intellectual property.   This new business unit significantly expands our customer base, and broadens and diversifies our revenue opportunities,” said AuthenTec CEO Scott Moody.    “We secured material design wins for our Embedded products during the quarter including:  a mobile VPN for new Android phones from a top-tier mobile phone OEM; Digital Rights Management (DRM) server solutions for web-based video downloads from another top-tier mobile OEM; security IP (IPsec) for a leading Smart Grid supplier; and a DRM solution for an e-book reader application targeted for PCs and smartphones.  We are also seeing a large number of synergistic opportunities between our ESS and SSS businesses, especially in the wireless end market and with our identity management software offerings.

“Looking at our Smart Sensor business, where our 2010 revenues are based primarily on design-in decisions made as long as two years ago, several recent design wins underscore the strong market acceptance of our newest TruePrint® smart sensors and TrueSuite® identity management software.   This validates our decision to invest in our sensor, packaging and software developments over the last year, while concurrently reducing our Smart Sensor expenses by some 25 percent.   In less than one year, we have added an entirely new packaging technology, introduced a new smart sensor for the mobile market and two for the PC market, and unveiled our new TrueSuite application software.  As a result of our efforts, we expect TruePrint sensor revenues from nine of the top ten PC OEMs next year as well as several wireless manufacturers.  We also expect to generate our first TrueSuite software revenues based on the seven PC OEMs we now count as future customers.  Moreover, we are also making significant progress on our newest smart sensor offering for the mobile market, codenamed ‘Saturn,’ which we believe will set a new standard for size, cost, ease of integration, touch navigation and biometric performance for mobile phones.

 “We believe our prudent investments in hardware and software developments have resulted in new mobile phone and PC SSS design wins.  Our acquisitions of Atrua and SafeNet’s Embedded Security Solutions have also further enhanced our broad IP portfolio, technology and most importantly, future revenue opportunities.   Fueled by a product ramp-up to support these design wins and contributions expected from Embedded Security Solutions, we believe AuthenTec is well positioned for growth in 2011.”

Business Outlook:

Mr. Moody concluded, “Looking ahead to the third quarter, the effect of previously discussed design-in decisions on notebooks using the Intel Calpella platform will be fully realized for the first time in our third quarter Smart Sensor revenue projections.   As a result, we expect third quarter revenue to decline sequentially to between a range of $8.2 million and $9.2 million.   Operating expenses for the third quarter are expected to be consistent with the prior quarter resulting in an expected non-GAAP net loss per diluted share of between $0.10 and $0.12.

“While we do not typically provide guidance beyond one quarter, we do expect our Smart Sensor revenues to increase again in the fourth quarter.  Even though several of AuthenTec’s new Smart Sensor design wins are expected to ramp to full production throughout 2011, we anticipate benefiting from some of these wins by the end of this year.”

Second Quarter 2010 Financial Results Webcast and Conference Call:

AuthenTec will host a conference call to discuss its second quarter 2010 financial results and other information that may be material to investors at 5:00 p.m. Eastern Time (ET) today, July 29, 2010. Investors and analysts may join the conference call by dialing 800-573-4840 and providing the participant pass code 34269504.  International callers may join the teleconference by dialing +1-617-224-4326 and using the same pass code.  A replay of the conference call will be available beginning at 8:00 p.m. ET and will remain available until midnight ET on Thursday, August 5, 2010. The U.S. replay number is 888-286-8010, with a confirmation code of 87257907.  International callers should dial +1-617-801-6888, with the same confirmation code.  A live web cast of the conference call will be accessible from the Investor section of the Company's web site at http://investors.authentec.com.  Following the live web cast, an archived version will be made available on AuthenTec’s web site.

Use of GAAP and Non-GAAP Financial Metrics:

To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, certain acquisition-related charges, amortization of certain intangible assets, impairments on investments, and costs related to a reduction in workforce. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.  Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our non-GAAP financial measures may not be comparable to similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which are provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:

This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our expectations that the Company will be able to capitalize on synergistic opportunities between our ESS and Smart Sensor businesses, design wins resulting in new product shipments and the timing and volume of such shipments and revenue, receiving TruePrint sensor revenue from 9 of the top 10 PC OEMs next year as well as several wireless manufacturers,  generating our first TrueSuite software revenues based on the seven PC OEMs we now count as future customers, revenue, operating expenses and net loss for the third quarter, growth in Smart Sensor revenue in the fourth quarter and growth in 2011.   Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: the Company’s ability to integrate the SafeNet embedded business, the Company’s ability to operate the acquired business profitably, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, the Company’s ability to secure design wins for enterprise and consumer laptops and wireless devices, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 17, 2010. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec

AuthenTec provides security, identity management and touch control solutions for enterprise and consumer applications. The Company's smart sensor products and security solutions are used in virtually every aspect of life, from the PC on your desk to the mobile device in your hand to the server in the cloud. AuthenTec's newest generation of TruePrint® smart sensors, TrueSuite® identity management software and TrueProtect™ embedded security products (formerly SafeNet Embedded Security Solutions) provide developers and users secure and convenient ways to manage today's rapidly evolving digital identities and security needs. For more information, visit www.authentec.com or follow us at twitter.com/authentecnews.

#  #  #

Investor Contact:	Media Contact:
Leanne K. Sievers	Brent Dietz
Executive Vice President, Investor Relations	Director of Communications
Shelton Group Investor Relations	AuthenTec
+1-949-224-3874	+1-321-308-1320
lsievers@sheltongroup.com	brent.dietz@authentec.com

AuthenTec, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
Table 1
	Three months ended			Six months ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2010	2010	2009	2010	2009

Revenue	$10,721	$9,176	$8,446	$19,897	$15,484

Cost of revenue	5,210	4,726	4,557	9,936	8,220

Gross profit	5,511	4,450	3,889	9,961	7,264
	51.4%	48.5%	46.0%	50.1%	46.9%
Operating expenses:
Research and development	4,742	3,986	3,642	8,728	7,447
Selling and marketing	3,306	2,266	1,786	5,572	3,806
General and administrative	2,073	2,953	4,303	5,026	6,523
Total operating expenses	10,121	9,205	9,731	19,326	17,776

Operating loss	(4,610)	(4,755)	(5,842)	(9,365)	(10,512)

Other income (expense):
Impairment on investments	-	-	-	-	(28)
Earnout adjustment	729	-	-	729	-
Interest income	44	40	89	84	265
Total other income (expense), net	773	40	89	813	237

Provision for income taxes	63	-	-	63	-

Net Loss	$(3,900)	$(4,715)	$(5,753)	$(8,615)	$(10,275)

Net loss per share:
Basic	$(0.13)	$(0.16)	$(0.20)	$(0.29)	$(0.36)
Diluted	$(0.13)	$(0.16)	$(0.20)	$(0.29)	$(0.36)

Shares used in computing net loss per common share:
Basic	29,912	29,196	28,658	29,532	28,652
Diluted	29,912	29,196	28,658	29,532	28,652

	Three months ended			Six months ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2010	2010	2009	2010	2009
Other Financial Metrics:
Stock-based compensation expense:
Cost of revenue	50	64	74	114	132
Research and development	173	229	267	402	468
Selling and marketing	200	248	283	448	486
General and administrative	202	245	324	447	563
Costs related to reduction in workforce
Research and development	-	-	22	-	141
Selling and marketing	415	-	-	415	91
General and administrative	-	-	-	-	3
Legal and acquisition related costs
General and administrative	601	1,336	2,601	1,937	2,601
Amortization of purchased tangible and intangible assets
Cost of revenue	291	89	-	380	-
Research and development	65	31	-	96	-
Selling and marketing	130	25	-	155	-

Impairment on investments	-	-	-	-	28
Earnout adjustment	(729)	-	-	(729)	-

AuthenTec, Inc.
Non-GAAP Financial Information - Consolidated
(In thousands, except per share amounts)
(Unaudited)
Table 2

	Three months ended			Six months ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2010	2010	2009	2010	2009

Net loss on GAAP basis:	$(3,900)	$(4,715)	$(5,753)	$(8,615)	$(10,275)
Stock-based compensation expense	625	786	948	1,411	1,649
Costs related to reduction in workforce	415	-	22	415	235
Legal and acquisition related costs	601	1,336	2,601	1,937	2,601
Amortization of purchased tangible and intangible assets	486	145	-	631	-
Earnout adjustment	(729)	-	-	(729)	-
Impairment on investments	-	-	-	-	28
Net loss on non-GAAP basis:	$(2,502)	$(2,448)	$(2,182)	$(4,950)	$(5,762)

Non-GAAP basic earnings per share	$(0.08)	$(0.08)	$(0.08)	$(0.17)	$(0.20)
Non-GAAP diluted earnings per share	$(0.08)	$(0.08)	$(0.08)	$(0.17)	$(0.20)

AuthenTec, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)
Table 3

	July 2,	January 2,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$14,994	$27,482
Short-term investments	24,931	24,893
Accounts receivable, net	5,613	3,208
Inventory	1,729	2,245
Other current assets	1,246	1,123
Total current assets	48,513	58,951
Long-term investments	3,244	3,173
Purchased intangible assets	8,327	998
Goodwill	2,497	—
Other long-term assets	10	9
Property and equipment, net	3,601	3,048
Total assets	$66,192	$66,179

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$4,133	$2,458
Other accrued liabilities	6,973	3,380
Total current liabilities	11,106	5,838
Deferred rent	529	514
Total liabilities	11,635	6,352

Stockholders' equity
Common stock and additional paid in capital	156,649	153,350
Other comprehensive income (loss)	(149)	(195)
Accumulated deficit	(101,943)	(93,328)

Total stockholders' equity	54,557	59,827
Total liabilities and stockholders' equity	$66,192	$66,179